CERTIFICATE OF AMENDMENT
                                TO THE
                      CERTIFICATE OF INCORPORATION
                                  OF
                      NICHOLS RESEARCH CORPORATION


     Nichols Research Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST:  That the Board of Directors of said Corporation,  at a meeting duly held, adopted a resolution proposing and declaring
advisable   the  following  amendment  to  Article  IV   of   the
Certificate of Incorporation of said Corporation:

                           ARTICLE IV

                            Capital
                            -------
          The   aggregate   number  of  shares   which   the
     corporation is authorized to issue is 30,000,000 shares of $.01 par value voting common stock all of the same class and none preferred.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the aforesaid amendment.

     THIRD:   That the aforesaid amendment was duly  adopted  in
accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Nichols Research Corporation, has caused this Certificate to be signed by Michael J. Mruz, Its Chief Executive Officer, attested by Patsy L. Hattox, its Secretary, and its corporate seal hereunto affixed, on this the 4th day of February, 1998.


                              NICHOLS RESEARCH CORPORATION


                              By:  /s/ Michael J. Mruz
                                   ---------------------------
                                   Its Chief Executive Officer
ATTEST:

/s/ Patsy L. Hattox
------------------------
Its Secretary


STATE OF ALABAMA
COUNTY OF MADISON

     I, the undersigned, a Notary Public in and for said county and state, do hereby certify that Michael J. Mruz, whose name as Chief Executive Officer of Nichols Research Corporation, a Delaware corporation, is signed to the foregoing, and Patsy L. Hattox, whose name as Secretary of Nichols Research Corporation, a Delaware corporation, is signed to the foregoing, are known to me, acknowledged before me on this day, that the facts stated therein are true, and that being informed of the contents of the foregoing, they, as such officers and with full authority, executed the same voluntarily for and as the act and deed of said Corporation.

     Given under my hand this the 4th day of February, 1998.



                         /s/ Patty R. Baugher
                         -----------------------------
                         Notary Public
                         My commission expires: 8/2/98
                                                --------